                                                                  EXHIBIT 10.48

                 DEBT SUBORDINATION AND INTERCREDITOR AGREEMENT


        THIS AGREEMENT is made this 26th day of September, 1997 by and among DOVE ENTERTAINMENT, INC., a California corporation, having its principal place of business at 8955 Beverly Boulevard, Los Angeles, California 90048 ("Dove"), DOVE FOUR POINT, INC., a Florida corporation, having its principal place of business at 8955 Beverly Boulevard, Los Angeles, California 90048 ("Four Point"; Dove and Four Point, individually and collectively, "Borrower"), MEDIA EQUITIES INTERNATIONAL, LLC a New York limited liability company having its principal place of business at c/o Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York , New York, ("Creditor") and SANWA BANK CALIFORNIA having a place of business at 601 South Figueroa Street, Los Angeles, California 90017 ("Lender").

        1.     Definitions.

               (a) "Junior Debt" means all indebtedness, liabilities and obligations of Borrower to Creditor of every kind and description, absolute or contingent, due or to become due, now existing or hereafter arising, and all increases, extensions and renewals thereof, together with all interest, fees, charges, expenses and costs for which Borrower is now or hereafter becomes liable to pay to Creditor, arising out of: (a) a $450,000 promissory note dated September 26th, 1997; and (b) obligations and liabilities of the Borrower to the Creditor contained in that certain Loan Agreement dated September 26th, 1997 between Borrower and Creditor and all amendments thereto or modifications thereof (the "Loan Agreement").

               (b) "Lender's Loan Documents" means the Term Loan Agreement dated as of August 16, 1996 in the original principal amount of $1,365,447.27 between Dove and Lender, the Continuing Guaranty dated August 16, 1996 executed by Four Point and all other agreements, documents, contracts and instruments, executed and delivered at any time by the Borrower in favor of the Lender in connection with the loan described therein (the "Loan"), including without limitation the Supplemental Loan Agreement and Supplemental Security Agreement, each dated on or about April 30, 1997 and the Forbearance Agreement, Amendment, Waiver and Release dated as of August 28, 1997 among Borrower and Lender.

               (c) "Superior Debt" means all indebtedness, liabilities and obligations of Borrower to Lender of every kind and description, whenever and however arising, absolute or contingent, due or to become due, now existing or hereafter arising, under the Lender's Loan Documents, and all increases, extensions and renewals thereof, together with all interest, fees, charges, expenses and costs for which Borrower is now or hereafter becomes liable to pay to Lender; but not exceeding a total principal balance at any one time outstanding of One Million Three Hundred Thousand Dollars ($1,300,000).

        2. Subordination. Creditor hereby postpones and subordinates, to the extent and in the manner provided in this Agreement, all of the Junior Debt to the full and final payment of all of the Superior Debt and the termination of any obligation of Lender to extend further Superior Debt. Except as permitted in
Section 2(a) hereof, no payments shall be made on account of the Junior Debt so long as any Superior Debt is outstanding. If Borrower issues or has issued any instrument or document evidencing the Junior Debt, each such instrument and document shall bear a conspicuous legend that it is subordinated to the Superior Debt. Borrower's books shall be marked to evidence the subordination of all of the Junior Debt to the Superior Debt. Lender is authorized to examine such books from time to time and to make any notations required by this Agreement.

               (a) Until such time as the Lender gives the creditor notice that there has occurred a monetary default under the Lender's Loan Documents, the Borrower shall be permitted to make, and the Creditor is permitted to receive and retain monthly installments of interest under the Junior Debt at the rate of ten percent (10%) per annum.

        3. Security Interest Priorities. Notwithstanding (a) the time, date, manner, method or order of the attachment and/or perfection of any mortgages, pledges, security interests or liens granted in favor of the Creditor or the Lender, in or on any collateral securing the Superior Debt, (b) the time or manner of the filing of the Lender's respective financing statements or mortgages, (c) the provisions of the UCC or any other applicable laws or court decisions, (d) the dating, executing or delivery of any document granting Creditor or Lender security interest and/or liens in or on any collateral, (e) the provisions of any contract or document in effect between the Creditor or Lender, on the one hand, and Borrower or any affiliate thereof, on the other,
(f) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests and (g) whether the Creditor or the Lender or any agent or bailee thereof holds possession of any part or all of any collateral the following, as among the Creditor and the Lender, shall be the relative priority of the security interests and liens of the Creditor and the Lender in the collateral securing the Superior Debt:

               (a) The liens, mortgages, pledges, security interests and rights that the Lender has or may have in the collateral securing the Superior Debt shall at all times be superior and prior to any lien or security interest of the Creditor therein.

               (b) All realizations upon the collateral securing the Superior Debt shall be first applied to the satisfaction of the Superior Debt, irrespective of whether at any time any part or all of the Superior Debt is due and payable, until the Superior Debt shall be fully, finally and indefeasibly paid in cash.

               (c) If any of the collateral securing the Superior Debt is received by the Creditor in violation of the terms of this Agreement, such collateral shall be promptly delivered by the Creditor to the Lender in the form received, except for the addition of any endorsement or assignment necessary to effect a transfer of all rights to the Lender, without the necessity of demand or request by the Lender. The Lender is irrevocably authorized to supply any required endorsement or assignment that may have been omitted. Until so delivered, any such collateral shall be held by the Creditor in trust for the Lender and shall not be commingles with other funds or property of the Creditor.

               (d) Lender may, at its option, during any period of default relating to the Superior Debt, take such enforcement action it deems appropriate with respect to the collateral for the Superior Debt without any requirement that it obtain the prior consent of Creditor. Until the Superior Debt has been fully, finally and indefeasibly paid in cash, and all of the financing arrangements and commitments between Borrower and Lender have been terminated, Creditor shall not take any enforcement action against any of the collateral securing the Superior Debt without first obtaining the prior written consent of Lender, which consent may be withheld for any reason whatsoever, in the sole discretion of Lender.

               (e) After all of the Superior Debt has been fully, finally and indefeasibly paid in cash, and all of the financing arrangements and commitments between Borrower and Lender have been terminated, the balance of realizations upon the collateral securing the Superior Debt, if any, shall be paid in accordance with Section 9-504 of the UCC.

        4. Warranties and Representations of Borrower and Creditor. Borrower and Creditor each hereby represent and warrant that: (a) Creditor has not relied and will not rely on any representation or information of any nature made by or received from Lender relative to Borrower in deciding to execute this Agreement or to permit it to continue in effect; (b) as of the date hereof, the total maximum aggregate principal amount of the Junior Debt is $450,000; (c) no part of the Junior Debt is evidenced by any instrument, security or other writing which has not previously been or is not simultaneously herewith being delivered to Lender, (d) Creditor is the lawful owner of the Junior Debt and no part thereof is subject to any defense, offset or counterclaim; (e) Creditor has not heretofore assigned or transferred any of the Junior Debt or any interest therein; (f) Creditor has not heretofore given any subordination with respect to the Junior Debt which is currently effective; and (g) the only collateral or security for the Junior Debt is a blanket lien or security interest in all of the assets of the Borrower subordinate to the lien(s) or security interest(s) of the Lender.

        5. Negative Covenants. Until all of the Superior Debt has been fully and indefeasibly paid and any obligations of Lender to extend further Superior Debt is terminated: (a) Borrower shall not, directly or indirectly, make any payment on account of the Junior Debt, except as permitted in Section 2(a) hereof, and shall not grant any security interest in, mortgage, pledge, assign or transfer, any of its assets to secure or satisfy all or any part of the Junior Debt, except as stated in Section 4(g) hereof; (b) Except as provided in Sections 2(a) or 4(g) hereof, and subject to Section 3 hereof, Creditor shall not demand or accept from Borrower or any other person any payment of, or collateral for the Junior Debt, nor shall Creditor enforce any part of the Junior Debt; (c) Creditor shall not hereafter give any subordination with respect to the Junior Debt, or transfer or assign any of the Junior Debt to any person other than Lender; (d) Borrower will not hereafter issue any instrument, security or other writing evidencing any part of the Junior Debt, and Creditor will not receive any such writing, except upon the prior written approval of Lender or at the request of and in the manner requested by Lender, (e) Creditor will not commence or join with any other creditors of Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Borrower, and (f) Borrower nor Creditor shall otherwise take or permit any action prejudicial to or inconsistent with the provisions of this Agreement.

        6. Authority to Act for Creditor. For so long as any of the Superior Debt shall remain unpaid, Lender shall have the right to act as Creditor's attorney-in-fact for the purposes specified herein and Creditor hereby irrevocably appoints Lender its true and lawful attorney, with full power of substitution, in the name of Creditor or in the name of Lender, for the use and benefit of Lender, without notice to Creditor or any of his representatives, heirs or administrators, to perform the following acts, at Lender's option, at any meeting of creditors of Borrower or in connection with any case or proceeding, whether voluntary or involuntary, for the distribution, division or application of the assets of Borrower or the proceeds thereof, regardless of whether such case or proceeding is for the liquidation, dissolution, winding up of affairs, reorganization or arrangement of Borrower, or for the composition of the creditors of Borrower, in bankruptcy or in connection with a receivership, or under an assignment for the benefit of creditors of Borrower or otherwise:

               (a) To enforce claims comprising the Junior Debt, either in its own name or in the name of Creditor, by proof of debt, proof of claim, suit or otherwise;

               (b) To collect any assets of Borrower distributed, divided or applied by way of dividend or payment on account of the Junior Debt, or any securities issued on account of the Junior Debt and to apply the same, or the proceeds of any realization upon the same that Lender in its discretion elects to effect, to the Superior Debt until all of the Superior Debt (including without limitation, all interest accruing on the Superior Debt after the commencement of any bankruptcy case) has been paid in full, rendering any surplus to Creditor if and to the extent permitted by law;

               (c) To vote claims comprising the Junior Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

               (d) To take generally any action in connection with any such meeting, case or proceeding that Creditor would be authorized to take but for this Agreement.

        In no event shall Lender be liable to Creditor for any failure to prove the Junior Debt, to exercise any right with respect thereto or to collect any sums payable thereon, except in the event of Lender's gross negligence (provided Lender has received Creditor's full cooperation) or willful misconduct

        7. Waivers. Borrower and Creditor each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Lender. To the fullest extent permitted by law, Borrower and Creditor each hereby further waives: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with instruments, documents and agreements evidencing, securing or relating in any way to all or any portion of the Superior Debt or the Junior Debt to which Borrower or Creditor may be a party; notice of the acceptance of this Agreement by Lender; notice of any loans made, extensions granted or other action taken by Lender in reliance hereon, including without limitation: (a) granting time or other indulgences to Borrower, (b) renewing, extending, modifying or compromising any of the Superior Debt, (c) possessing, substituting, modifying, waiving or releasing any guaranty or collateral held as security for any of the Superior Debt, or (d) adding or releasing any person primarily or secondarily liable thereon; and all other demands and notices of every kind in connection with this Agreement, the Superior Debt or Junior Debt, and no such action taken by Lender shall affect the subordination or other provisions herein in any manner.

        8. Indulgences Not Waivers. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege hereunder or under any instruments, documents or agreements evidencing or relating to the Superior Debt shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No consent or waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such consent or waiver, and then only to the extent specifically stated in such writing.

        9. Duration and Termination. This Agreement shall constitute a continuing agreement of subordination and shall terminate only upon the full and final payment of the Superior Debt and termination of any obligation of Lender to extend any further Superior Debt. Neither the dissolution nor the bankruptcy of any Creditor shall effect a termination hereof.

        10. Administration by Lender. In the administration of the Superior Debt, either before or after a demand or default, Creditor acknowledges and agrees that Lender may proceed in its sole discretion, including without limitation, raising or lowering loan advances, interest rates or fees, charging additional fees, declining to make further advances, extending additional loans or other financing accommodations to Borrower, increasing the dollar amounts of Borrower's credit limits, extending credit terms and maturities, compromising claims and exchanging and releasing collateral or obligors; all with no duty to Creditor, and no such action shall affect the subordination or other provisions herein in any manner.

        11. New Superior Debt. If any of the Superior Debt consists of revolving loans and such loans are at any time or times thereafter paid or performed in full and thereafter Borrows again becomes indebted or otherwise obligated to Lender for revolving loans, the provisions of this Agreement shall apply to said new indebtedness, which, for purposes of this Agreement, shall be deemed Superior Debt.

        12. Subrogation. Following the final and indefeasible payment in full of all Superior Debt, the holders of Junior Debt shall be subrogated to the rights of the holdoffs of Superior Debt to receive payments or distributions of assets of the Borrows until all Junior Debt shall be paid in full; and for the purposes of such subrogation, no payments or distributions to the holdoffs of such Superior Debt of any cash, property or securities to which the holdoffs of Junior Debt would otherwise be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement to the holdoffs of such Superior Debt by the holdoffs of Junior Debt, shall, as among the Borrower and its creditors other than the holdoffs of such Superior Debt and the holders of Junior Debt, be deemed to be a payment by the Borrower to or on account of such Superior Debt, it being understood that the provisions of this Agreement are solely for the purposes of defining the relative rights of the holdoffs of such Superior Debt, on the one hand, and the holders of the Junior Debt, on the other hand.

        13. Notices. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified mail, return receipt requested, postage prepaid, or when delivered by next day express delivery service, addressed as set forth in the first paragraph of this Agreement. Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Paragraph 13 for the giving of notice.

        14. Lender's Duties Limited. The rights granted to Lender in this Agreement are solely for its protection and nothing herein contained imposes on Lender any duties with respect to any property either of Borrower or of Creditor heretofore or hereafter received by Lender. Lender has no duty to preserve rights against prior parties on any instrument or chattel paper received from Borrower as collateral security for the Superior Debt or any portion thereof

        15. Effect on Borrower. This Agreement is being entered into solely for the benefit of Lender and is not intended to give any rights, benefits or privileges to Borrower or Creditor. Except as expressly et forth herein, this Agreement shall not otherwise (i) impair or affect, as among the Borrower or its creditors (other than the Lender) and the holdoffs of the Junior Debt, the obligation of the Borrower, which is absolute and unconditional, to pay the holders of Junior Debt the principal of and interest on the Junior Debt, or (ii) affect the relative rights against the Borrower of the holder of the Junior Debt and the creditors of the Borrower (other than the Lender), or (iii) prevent any holder of any Junior Debt from exercising all remedies otherwise permitted by applicable law upon default under the instrument or instruments governing the Junior Debt.

        16. Authority. Borrower and Creditor represent and warrant that they have the legal power and authority to enter into this Agreement and that the persons signing for each party are authorized and directed to do so.

        17. Entire Agreement. Amendment. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be amended orally or in any manner other than by an agreement in writing signed by Lender, Borrower and Creditor.

        18. Additional Documentation. Borrower and Creditor shall execute and deliver to Lender such further instruments and shall take such further action as Lender may at any time or times request in order to carry out the provisions and intent of this Agreement.

        19. Jury Waiver. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE DEFENSE OR ENFORCEMENT OF ANY OF LENDER'S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. CREDITOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH HIS ATTORNEY.

        20. Successors and Assigns. This Agreement shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon both Borrower and Creditor and their respective heirs, personal representatives, successors and assigns.

        21. Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Superior Debt.

        22. Governing Law. The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of California.

        23. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

        24. Counterparts. This Agreement may be executed in separate counterparts and by each party on a separate counterpart, each of which, when executed and delivered, shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered. this 26th day of September, 1997.


                                        DOVE ENTERTAINMENT, INC.


                                        By: /s/      NEIL TOPHAM
                                           ------------------------------------
                                        Name:   Neil Topham
                                        Title:  Chief Financial Officer


                                        DOVE FOUR POINT, INC.


                                        By: /s/      NEIL TOPHAM
                                           ------------------------------------
                                        Name:   Neil Topham
                                        Title:  Chief Financial Officer


                                        MEDIA EQUITIES INTERNATIONAL, LLC


                                        By: /s/      RON LIGHTSTONE
                                           ------------------------------------
                                        Name:
                                        Title:


                                        SANWA BANK CALIFORNIA


                                        By: /s/      E. LEIGH IRWIN
                                           ------------------------------------
                                        Name:   E. Leigh Irwin
                                        Title:  Vice President